SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2002
(To Prospectus dated October 28, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-26
                                     Issuer

                                   ----------


The Class PO                The Class PO Certificates
Certificates
represent                o  This supplement relates to the offering of the Class
obligations of the          PO Certificates of the series referenced above. This
trust only and do           supplement does not contain complete information
not represent an            about the offering of the Class PO Certificates.
interest in or              Additional information is contained in the
obligation of CWMBS,        prospectus supplement dated October 28, 2002,
Inc., Countrywide           prepared in connection with the offering of the
Home Loans, Inc.,           offered certificates of the series referenced above
Countrywide Home            and in the prospectus of the depositor dated October
Loans Servicing LP,         28, 2002. You are urged to read this supplement, the
or any of their             prospectus supplement and the prospectus in full.
affiliates.
                         o  As of February 25, 2003, the class certificate
This supplement may         balance of the Class PO Certificates was
be used to offer and        approximately $1,785,815.
sell the offered
certificates only if     o  Exhibit 1 to this supplement is the monthly
accompanied by the          statement made available to holders of the Class PO
prospectus                  Certificates on the February 25, 2003 distribution
supplement and the          date.
prospectus.
                         o  This supplement also modifies the "Method of
                            Distribution" section on page S-57 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-43 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated October 28, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated October 28, 2002, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                 Percentage of the Prepayment Assumption
                           ---------------------------------------------------
Class                       0%        150%        300%        450%        550%
-----                      ----       -----      -----       -----       -----
Class PO.............      6.7%       12.5%      17.6%       22.1%       24.8%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

                                                      Distribution Date: 2/25/03

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26


                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                           Certificate                 Pass                                            Current           Cumulative
                   Class      Rate     Beginning     Through    Principal    Interest        Total    Realized   Ending   Realized
Class  Cusip    Description   Type      Balance       Rate(%) Distribution Distribution  Distribution  Losses    Balance   Losses
-----------------------------------------------------------------------------------------------------------------------------------
  A1  12669DFV5   Senior   Fix-30/360 189,726,775.55 5.500000  6,289,167.75   869,581.05  7,158,748.80   -   183,437,607.80        -
  A2  12669DFW3   Senior   Fix-30/360 162,583,198.19 5.000000  5,389,397.48   677,429.99  6,066,827.47   -   157,193,800.71        -
  A3  12669DFX1   Senior   Fix-30/360   2,724,281.91 5.500000     90,306.00    12,486.29    102,792.29   -     2,633,975.91        -
  A4  12669DFY9   Senior   Var-30/360  27,096,875.38 1.852500    898,222.16    41,830.80    940,052.96   -    26,198,653.22        -
  A5  12669DFZ6  Strip IO  Var-30/360  27,096,875.38 6.647500             -   150,105.40    150,105.40   -    26,198,653.22        -
  PO  12669DGA0  Strip PO  Fix-30/360   1,826,445.80 0.000000     40,630.69            -     40,630.69   -     1,785,815.11        -
  AR  12669DGB8   Senior   Fix-30/360              - 5.500000             -            -             -   -                -        -
------------------------------------------------------------------------------------------------------------------------------------
   M  12669DGC6   Junior   Fix-30/360   2,576,814.64 5.500000      9,131.93    11,810.40     20,942.33   -     2,567,682.71        -
  B1  12669DGD4   Junior   Fix-30/360     991,082.55 5.500000      3,512.28     4,542.46      8,054.74   -       987,570.27        -
  B2  12669DGE2   Junior   Fix-30/360     792,866.04 5.500000      2,809.82     3,633.97      6,443.79   -       790,056.22        -
  B3  12669DGV4   Junior   Fix-30/360     198,216.51 5.500000        702.46       908.49      1,610.95   -       197,514.05        -
  B4  12669DGW2   Junior   Fix-30/360     396,433.02 5.500000      1,404.91     1,816.98      3,221.90   -       395,028.11        -
  B5  12669DGX0   Junior   Fix-30/360     396,711.98 5.500000      1,405.90     1,818.26      3,224.16   -       395,306.08        -
------------------------------------------------------------------------------------------------------------------------------------
Totals                                389,309,701.57          12,726,691.38 1,775,964.09 14,502,655.48   -   376,583,010.19        -
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26


                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                   Original     Beginning    Scheduled               Unscheduled     Net      Current    Ending           Ending
                 Certificate   Certificate   Principal    Accretion   Principal    Principal  Realized Certificate      Certificate
Class  Cusip       Balance       Balance    Distribution  Principal  Adjustments Distribution  Losses    Balance          Factor
------------------------------------------------------------------------------------------------------------------------------------
 A1  12669DFV5 195,000,000.00 189,726,775.55  6,289,167.75    -           -      6,289,167.75     -   183,437,607.80  0.94070568103
 A2  12669DFW3 167,102,000.00 162,583,198.19  5,389,397.48    -           -      5,389,397.48     -   157,193,800.71  0.94070568103
 A3  12669DFX1   2,800,000.00   2,724,281.91     90,306.00    -           -         90,306.00     -     2,633,975.91  0.94070568103
 A4  12669DFY9  27,850,000.00  27,096,875.38    898,222.16    -           -        898,222.16     -    26,198,653.22  0.94070568103
 A5  12669DFZ6  27,850,000.00  27,096,875.38             -    -           -                 -     -    26,198,653.22  0.94070568103
 PO  12669DGA0   1,847,618.53   1,826,445.80     40,630.69    -           -         40,630.69     -     1,785,815.11  0.96654968597
 AR  12669DGB8         100.00              -             -    -           -                 -     -                -  0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
  M  12669DGC6   2,600,000.00   2,576,814.64      9,131.93    -           -          9,131.93     -     2,567,682.71  0.98757027254
 B1  12669DGD4   1,000,000.00     991,082.55      3,512.28    -           -          3,512.28     -       987,570.27  0.98757027254
 B2  12669DGE2     800,000.00     792,866.04      2,809.82    -           -          2,809.82     -       790,056.22  0.98757027254
 B3  12669DGV4     200,000.00     198,216.51        702.46    -           -            702.46     -       197,514.05  0.98757027254
 B4  12669DGW2     400,000.00     396,433.02      1,404.91    -           -          1,404.91     -       395,028.11  0.98757027254
 B5  12669DGX0     400,281.47     396,711.98      1,405.90    -           -          1,405.90     -       395,306.08  0.98757027254
------------------------------------------------------------------------------------------------------------------------------------
Totals         400,000,000.00 389,309,701.57 12,726,691.38    -           -     12,726,691.38     -   376,583,010.19
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26


                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
 Class      Beginning         Pass        Accrued     Cumulative                  Total         Net        Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment     Interest      Interest
             Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall  Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1     189,726,775.55     5.500000    869,581.05         -           -        869,581.05           -         -         869,581.05
  A2     162,583,198.19     5.000000    677,429.99         -           -        677,429.99           -         -         677,429.99
  A3       2,724,281.91     5.500000     12,486.29         -           -         12,486.29           -         -          12,486.29
  A4      27,096,875.38     1.852500     41,830.80         -           -         41,830.80           -         -          41,830.80
  A5      27,096,875.38     6.647500    150,105.40         -           -        150,105.40           -         -         150,105.40
  PO       1,826,445.80     0.000000             -         -           -                 -           -         -                  -
  AR                  -     5.500000             -         -           -                 -           -         -                  -
-----------------------------------------------------------------------------------------------------------------------------------
   M       2,576,814.64     5.500000     11,810.40         -           -         11,810.40           -         -          11,810.40
  B1         991,082.55     5.500000      4,542.46         -           -          4,542.46           -         -           4,542.46
  B2         792,866.04     5.500000      3,633.97         -           -          3,633.97           -         -           3,633.97
  B3         198,216.51     5.500000        908.49         -           -            908.49           -         -             908.49
  B4         396,433.02     5.500000      1,816.98         -           -          1,816.98           -         -           1,816.98
  B5         396,711.98     5.500000      1,818.26         -           -          1,818.26           -         -           1,818.26
-----------------------------------------------------------------------------------------------------------------------------------
Totals   389,309,701.57               1,775,964.09         -           -      1,775,964.09           -         -       1,775,964.09
-----------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26

                           Current Payment Information
                               Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1      12669DFV5       195,000,000.00      972.957823322      32.252142289       4.459390024     940.705681033         5.500000
  A2      12669DFW3       167,102,000.00      972.957823322      32.252142284       4.053990931     940.705681033         5.000000
  A3      12669DFX1         2,800,000.00      972.957823322      32.252142289       4.459390024     940.705681033         5.500000
  A4      12669DFY9        27,850,000.00      972.957823322      32.252142289       1.502003640     940.705681033         1.852500
  A5      12669DFZ6        27,850,000.00      972.957823322       0.000000000       5.389780942     940.705681033         6.647500
  PO      12669DGA0         1,847,618.53      988.540526848      21.990840874       0.000000000     966.549685974         0.000000
  AR      12669DGB8               100.00        0.000000000       0.000000000       0.000000000       0.000000000         5.500000
-----------------------------------------------------------------------------------------------------------------------------------
   M      12669DGC6         2,600,000.00      991.082553618       3.512281081       4.542461704     987.570272537         5.500000
  B1      12669DGD4         1,000,000.00      991.082553618       3.512281081       4.542461704     987.570272537         5.500000
  B2      12669DGE2           800,000.00      991.082553618       3.512281081       4.542461704     987.570272537         5.500000
  B3      12669DGV4           200,000.00      991.082553618       3.512281081       4.542461704     987.570272537         5.500000
  B4      12669DGW2           400,000.00      991.082553618       3.512281081       4.542461704     987.570272537         5.500000
  B5      12669DGX0           400,281.47      991.082553618       3.512281081       4.542461704     987.570272536         5.500000
------------------------------------------------------------------------------------------------------------------------------------
Totals                    400,000,000.00      973.274253925      31.816728450       4.439910225     941.457525475
------------------------------------------------------------------------------------------------------------------------------------

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26

Pool Level Data
Distribution Date                                                                                                         2/25/2003
Cut-off Date                                                                                                              10/1/2002
Determination Date                                                                                                         2/1/2003
Accrual Period 30/360                               Begin                                                                  1/1/2003
                                                    End                                                                    2/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                   4,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    389,309,701.57
Ending Aggregate Pool Stated Principal Balance                                                                       376,583,010.19

Beginning Aggregate Certificate Stated Principal Balance                                                             389,309,701.57
Ending Aggregate Certificate Stated Principal Balance                                                                376,583,010.19

Beginning Aggregate Loan Count                                                                                                  882
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  27
Ending Aggregate Loan Count                                                                                                     855

Beginning Weighted Average Loan Rate (WAC)                                                                                5.922113%
Ending Weighted Average Loan Rate (WAC)                                                                                   5.919436%

Beginning Net Weighted Average Loan Rate                                                                                  5.474197%
Ending Net Weighted Average Loan Rate                                                                                     5.473918%

Weighted Average Maturity (WAM) (Months)                                                                                        175

Servicer Advances                                                                                                         23,572.64

Aggregate Pool Prepayment                                                                                             11,346,862.41
Pool Prepayment Rate                                                                                                    29.9691 CPR

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                                     98.6187468310%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 1.3812531690%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Certificate Account

Beginning Balance                                                                                                                  -

Deposit
Payments of Interest and Principal                                                                                     14,639,792.62
Liquidation Proceeds                                                                                                               -
All Other Proceeds                                                                                                                 -
Other Amounts                                                                                                                      -
Total Deposits                                                                                                         14,639,792.62

Withdrawals
Reimbursement of Servicer Advances                                                                                                 -
Payment of Master Servicer Fees                                                                                           137,136.31
Payment of Sub Servicer Fees                                                                                                       -
Payment of Other Fees                                                                                                              -
Payment of Insurance Premium(s)                                                                                                    -
Payment of Personal Mortgage Insurance                                                                                             -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                   -
Payment of Principal and Interest                                                                                      14,502,656.31
Total Withdrawals                                                                                                      14,639,792.62

Ending Balance                                                                                                                     -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                   5,258.88
Compensation for Gross PPIS from Servicing Fees                                                                             5,258.88
Other Gross PPIS Compensation                                                                                                      -
Total Net PPIS (Non-Supported PPIS)                                                                                                -

Master Servicing Fees Paid                                                                                                137,136.31
Sub Servicing Fees Paid                                                                                                            -
Insurance Premium(s) Paid                                                                                                          -
Personal Mortgage Insurance Fees Paid                                                                                              -
Other Fees Paid                                                                                                                    -
Total Fees                                                                                                                137,136.31

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                    30-59 Days      60-89 Days        90+ Days                Totals
-----------                                                    ----------      ----------        --------                ------
Scheduled Principal Balance                                  2,777,936.60               -                -          2,777,936.60
Percentage of Total Pool Balance                                0.737669%       0.000000%         0.000000%            0.737669%
Number of Loans                                                         7               0                 0                    7
Percentage of Total Loans                                       0.818713%       0.000000%         0.000000%            0.818713%

Foreclosure
Scheduled Principal Balance                                             -               -                 -                    -
Percentage of Total Pool Balance                                0.000000%       0.000000%         0.000000%            0.000000%
Number of Loans                                                         0               0                 0                    0
Percentage of Total Loans                                       0.000000%       0.000000%         0.000000%            0.000000%

Bankruptcy
Scheduled Principal Balance                                             -               -                 -                    -
Percentage of Total Pool Balance                                0.000000%       0.000000%         0.000000%            0.000000%
Number of Loans                                                         0               0                 0                    0
Percentage of Total Loans                                       0.000000%       0.000000%         0.000000%            0.000000%

REO
Scheduled Principal Balance                                             -               -                 -                    -
Percentage of Total Pool Balance                                0.000000%       0.000000%         0.000000%            0.000000%
Number of Loans                                                         0               0                 0                    0
Percentage of Total Loans                                       0.000000%       0.000000%         0.000000%            0.000000%

Book Value of all REO Loans                                                                                                    -
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                        -
Additional Gains (Recoveries)/Losses                                                                                           -
Total Realized Losses                                                                                                          -

       THE
      BANK OF
       NEW
      YORK
101 Barclay Street
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-26

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Bankruptcy Loss                                                                                   100,000.00                     -
Bankruptcy Percentage                                                                              2.500000%             0.000000%
Credit/Fraud Loss                                                                               4,000,000.00          4,000,000.00
Credit/Fraud Loss Percentage                                                                     100.000000%             1.062183%
Special Hazard Loss                                                                             4,000,000.00          3,893,097.02
Special Hazard Loss Percentage                                                                   100.000000%             1.033795%

Credit Support                                                                                      Original               Current
--------------                                                                                      --------               -------
Class A                                                                                       394,599,718.53        371,249,852.75
Class A Percentage                                                                                98.649930%            98.583803%

Class M                                                                                         2,600,000.00          2,567,682.71
Class M Percentage                                                                                 0.650000%             0.681837%

Class B1                                                                                        1,000,000.00            987,570.27
Class B1 Percentage                                                                                0.250000%             0.262245%

Class B2                                                                                          800,000.00            790,056.22
Class B2 Percentage                                                                                0.200000%             0.209796%

Class B3                                                                                          200,000.00            197,514.05
Class B3 Percentage                                                                                0.050000%             0.052449%

Class B4                                                                                          400,000.00            395,028.11
Class B4 Percentage                                                                                0.100000%             0.104898%

Class B5                                                                                          400,281.47            395,306.08
Class B5 Percentage                                                                                0.100070%             0.104972%